UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 24, 2007
                                                          ---------------



                               Nara Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


      Delaware                      000-50245                    95-4170121
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  (State or other                  (Commission                  (IRS Employer
   jurisdiction                    File Number)              Identification No.)
 of incorporation)


 3731 Wilshire Boulevard, Suite 1000, Los Angeles, CA              90010
       (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code (213) 639-1700



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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events.

On August 21, 2007, a panel of arbitrators for the American Arbitration Association issued an interim award in the matter of an arbitration between Nara Bancorp, Inc. and Nara Bank ("Nara"), Claimant, and Benjamin B. Hong, Nara Bancorp, Inc.'s former Chief Executive Officer, Respondent. Nara had sought recovery from Mr. Hong of certain damages it incurred and other statutory claims related to the 2005 restatement of its financial statements and related events. Mr. Hong had sought a bonus payment from Nara relating to his employment as interim Chief Executive Officer during 2004.

The arbitrators denied Nara's claims and ruled in favor of Mr. Hong, awarding him the sum of $742,201.00 (plus 10% interest per annum until paid) -- the amount of a bonus accrued during Mr. Hong's employment as interim Chief Executive Officer during 2004. The arbitrators also awarded Mr. Hong his attorney fees and costs in the arbitration.

Nara already accrued the bonus payment during fiscal 2005. Nara expects to accrue a liability in the third quarter of 2007 of approximately $178,939.00 for interest due on this amount and for estimated attorney's fees and costs. Final determination by the arbitrators regarding attorney's fees and costs is expected in the fourth quarter of 2007.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NARA BANCORP, INC.

Date:  August 24, 2007                                 /s/ Alvin D. Kang
                                                     -------------------------
                                                     Alvin D. Kang
                                                     Executive Vice President
                                                     and Chief Financial Officer